AGREEMENT AND PLAN OF MERGER

                                    among
                            A.C.T. HOLDINGS, INC.
                             a Nevada Corporation
                                     AND
                       A.C.T. ACQUISITION CORP., INC.,
                            a Delaware Corporation
                                     AND
                        ADVANCED CELL TECHNOLOGY, INC.,
                            a Delaware Corporation

                          AGREEMENT AND PLAN OF MERGER

     This Merger Agreement (this "Agreement"), entered into on December 31, 2004, by and among A.C.T. Holdings, Inc., a Nevada corporation ("Parent"); A.C.T. Acquisition Corp., Inc., a Delaware corporation and a subsidiary of Parent ("Sub"); and Advanced Cell Technology, Inc., a Delaware corporation ("Company"). Parent, Sub and Company are referred to, collectively, as the "Parties."

                                   RECITALS

     A. Parent, Sub and Company intend to effect a Merger of Company into Sub in accordance with this Agreement and the Delaware General Corporation Law. Upon consummation of the Merger, the Sub will cease to exist and Company will continue as a wholly-owned subsidiary of the Parent.

     B. This Agreement has been approved by the respective boards of directors of Parent, Sub and Company and by shareholders owning more than 51% of the outstanding voting stock of Company.

     C. The parties intend that the Merger will be treated as a tax free reorganization as described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                  AGREEMENT

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.   DEFINITIONS

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Certificate of Merger" has the meaning set forth in Section 2(c) below.

     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

     "Company" has the meaning set forth in the preface above.

     "Company Share" means any share of the common stock, $.001 par value per share, of Company.

     "Company Stockholder" means any Person who or which holds any Company
Shares.
     "Confidential Information" means any information concerning the businesses and affairs of Company and its Subsidiaries that is not already generally available to the public.

     "Conversion Ratio" has the meaning set forth in Section 2(d)(iv) below.

     "Definitive Company Proxy Materials" means the definitive proxy materials or equivalent thereof relating to the Special Company Meeting or the execution and delivery of written consents in lieu thereof.

     "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Dissenting Share" means any Company Share held of record by any stockholder who or which has exercised his, her, or its appraisal rights, if any, under the applicable sections of the Delaware General Corporation Law.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "Exchange Agent" has the meaning set forth in Section 2(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "IRS" means the Internal Revenue Service.

     "Joint Disclosure Document" means the disclosure document combining the Definitive Parent Proxy Materials and the Definitive Company Proxy Materials.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Company and its Subsidiaries, taken as a whole, or on the ability of Company to consummate timely the transactions contemplated hereby.

     "Merger" has the meaning set forth in Section 2(a) below.

     "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) and as to Company shall also include sales and issuances of securities, contracts, purchases and dispositions of equipment and other transactions referenced or contemplated by the PPM.

     "Parent" has the meaning set forth in the preface above.

     "Parent Share" means any share of the common stock, $.001 par value per share, of Parent.
     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PPM" means that certain Confidential Private Placement Memorandum of Company dated as of November 10, 2004 relating to the offering of up to 2,941,176 units at $1.70 per unit with each unit consisting of (i) two shares of Series A Convertible Preferred Stock and (ii) one callable warrant allowing the holder thereof to purchase a share of common stock of Company at $1.27 per share as amended by that certain PPM Supplement containing revisions to the PPM as of December 24, 2004. As amended the PPM relates to the offering of up to 4,705,883 units for gross proceeds of up to $8,000,000.

     "Public Report" has the meaning set forth in Section 3(e) below.

     "Requisite Company Stockholder Approval" means the affirmative vote of the holders of a majority of Company Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Sub" has the meaning set forth in the preface above.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below.

2.   REORGANIZATION TRANSACTION

     (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, the Sub shall be merged into Company. At the Effective Time, the separate existence of the Sub shall cease, and Company shall continue as the surviving corporation (the "Surviving Corporation") under the name Advanced Cell Technology, Inc.

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices designated by Company at 225 Arizona Avenue, Suite 200, Santa Monica Boulevard, Santa Monica, California 90401 on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date").

     (c) Actions at the Closing. At the Closing, (i) Company will deliver to Parent and Sub the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Parent and Sub will deliver to Company the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Parent, Sub and Company will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (iv) Company will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate(s) evidencing the Parent Shares to be issued in the Merger.

     (d) Effect of Merger.

          (i) General. The Merger shall become effective at the time (the "Effective Time") Sub and Company file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Sub or Company in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) Certificate of Incorporation. The Certificate of Incorporation of Company in effect at and as of the Effective Time will remain the Certificate of Incorporation of Surviving Corporation without any modification or amendment in the Merger.

          (iii) By-laws. The By-laws of Company in effect at and as of the Effective Time will remain the By-laws of Surviving Corporation without any modification or amendment in the Merger.

          (iv) Conversion of Company Shares. At and as of the Effective Time,
(A) each Company Share (other than any Dissenting Share) shall be converted into the right to receive one Parent Share (the ratio of one Parent Share to one Company Share is referred to herein as the "Conversion Ratio"), constituting up to 17,736,175 Parent Shares, after giving effect to the sale and issuance of all 4,705,883 units being offered under the PPM as amended (the "Merger Consideration"), and (B) each Dissenting Share, if any, shall be converted into the right to receive payment from Parent with respect thereto in accordance with the provisions of the Delaware General Corporation Law; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. Except for Company Shares issued to the Parent in connection with the Merger, no other Company Share or other securities of Company shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(iv) after the Effective Time.

          (v) Conversion of Company Options and Warrants. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for a number of shares of Parent Common Stock equal to that number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent. Each outstanding convertible instrument currently outstanding in Company, including, but not limited to, all other options, warrants and debentures shall be converted into the right to acquire Parent Shares upon the same terms and conditions as specified in those convertible instruments and at the same Conversion Ratio imposed on holders of Company Shares pursuant to the transactions contemplated hereby.

          (vi) Parent Shares. Each Parent Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

     (e) Conversion Procedures.

          (i) Immediately after the Effective Time, (A) Parent and Sub will furnish to Interwest Transfer Co., Inc., 1981 Murray-Holladay Road, Salt Lake City, Utah 84117 (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Parent Shares equal to the product of (i) the Conversion Ratio times (ii) the number of outstanding Company Shares (other than any Dissenting Shares) not to exceed 17,736,175 Parent Shares after giving effect to conversion of all shares of Series A Convertible Preferred Stock offered under the PPM , and (B) Parent will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates which represented his, her, or its Company Shares in exchange for a certificate representing the number of Parent Shares to which he, she, or it is entitled.

          (ii) Fractional shares shall not be issued, but cash shall be paid by the Parent for any such fraction in an amount proportionate to the fair value of a whole share as determined by the Board of Directors of Company.

          (iii) Parent shall pay all charges and expenses of the Exchange
Agent.

3.   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Parent that the statements contained in this Section 3 and the PPM are, to the best of Company's knowledge and belief, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the PPM. The Parent and Sub acknowledge that the following representations and warranties are made by Company, to the best of Company's knowledge and belief, in conjunction with and with reference to the PPM. In the event there are any inconsistencies between the following representations and warranties and the PPM, the information presented in the PPM shall control.

     (a) Organization, Good Standing and Qualification. Company is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of Delaware. Company and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in Massachusetts and all other jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and in which failure to so qualify would have a Material Adverse Effect.

     (b) Capitalization. The authorized capital stock of Company, immediately prior to the Closing, is (A) 15,000,000 shares of common stock, $0.001 par
value per share, of which    8,324,409 (the "Company Shares") are issued and
outstanding and (B) 10,000,000 shares of preferred stock, $.001 par value per share. All of the issued and outstanding Company Shares and Series A Convertible Preferred Stock have been duly authorized and are (and, as to the Series A Convertible Preferred Stock, upon payment therefor following the Company's acceptance of subscriptions as described in the PPM, will be) validly issued, fully paid and nonassessable, are free of any Liens, and were (and, as to the Series A Convertible Preferred Stock, will be) issued in compliance with all applicable laws concerning the offer, sale and issuance of securities. Each share of Series A Convertible Preferred Stock may be converted into one Company Share. Options, warrants and other rights presently issued and outstanding to acquire Company Shares are set forth within the PPM. Except as may be described in the PPM, the Company Shares are not subject to any pre-emptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound.

     (c) Authorization; Binding Obligations. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; provided, however, that the Company cannot complete the Merger unless and until it obtains the necessary shareholder approval. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) No Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule to which Company is subject or any provision of the charter or bylaws of Company. Other than in connection with the provisions of any applicable state law, Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. Company delivered to Parent its unaudited Statement of Income and Balance Sheets for the two fiscal years ended December 31, 2002 and 2003 (collectively, the "Unaudited Financial Statements") and its unaudited Statement of Income and Balance Sheets as of and for the nine-month period ended September 30, 2004 (collectively, the "Interim Financial Statements" and together with the Unaudited Financial Statements, the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of Company, have been derived from the books and records of Company, (for the periods covered and at September 30, 2004 (the "Company Statement Date"); provided that the Company Financial Statements have not been audited or compiled by an independent accountant and are not prepared in accordance with generally accepted accounting principles ("GAAP") (including the accrual of expenses or liabilities) and provided further that the unaudited interim financial statements are subject to normal recurring year-end adjustments and the Company Financial Statements do not contain all footnotes required under GAAP. The Company knows of no reason why its financial statements cannot be audited by its independent accountants within seventy-five (75) days following the Closing Date.

     (f) No Undisclosed Liabilities. Except as may be set forth in the PPM or elsewhere in this Agreement, Company to its Knowledge has no obligations or liabilities that are material and that are not disclosed or reflected in the Company Financial Statements, except current liabilities incurred, and obligations entered into, in the Ordinary Course of Business subsequent to the Company Statement Date.

     (g) Title to Properties and Assets; Liens.    Except as may be otherwise
described in the PPM, Company has good and valid right and title to the personal property, tangible and intangible (other than intellectual property licenses described in paragraph (h) below), reflected in the Interim Financial Statements (except assets, interests in assets sold or otherwise disposed of since the Company Statement Date in the Ordinary Course of Business).

     (h) Intellectual Property. Company owns, or is licensed or otherwise possesses rights to patents, applications for patents, licenses and other intellectual property (collectively "Company Intellectual Property") as set forth and described within the PPM.

     (i) Litigation. Except for (i) an action brought by the University of Massachusetts ("UMASS") against James Roble arising out of claims by UMASS that he unlawfully appropriated certain intellectual property, including intellectual property licensed to Company, (ii) threatened claims arising out of alleged wrongful discharge by a former part time member of management and
(iii) except as set forth in the PPM, there is no action, suit, arbitration, audit or other proceeding or investigation pending, threatened against Company or any of its properties or any of its officers or directors (in their capacity as such) before any agency, court or tribunal, foreign or domestic.

     (j) Employment Matters.

          (i) To the Knowledge of Company, Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, alien employment and hiring, and is not engaged in any unfair labor practice.

          (ii) Company has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to Company's Knowledge, threatened with respect to Company. Except as set forth in the PPM, no employee has any agreement or contract, written or verbal, regarding such employee's continued employment by Company.

     (k) Registration Rights. Except as set forth in the PPM, Company is currently not under any obligation, and has not granted any rights, to register any of Company's presently outstanding securities.

     (l) Compliance with Laws; Governmental Consents; Permits. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Merger, except for (A) the filing of the Certificates of Merger, together with the required officers' certificates; (B) such governmental consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (C) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     (m) Information to Company Shareholders. Company represents and warrants that the Company shareholders have been or will be advised by Company of the following:

The issuance of the Parent Shares will not be registered under the Securities Act of 1933. The Parent Shares will be acquired for the issuee's own account and not with a view to distribute them to the public. The Parent Shares are "restricted securities" that may not be pledged or hypothecated and may not be sold or transferred unless they are registered under the Securities Act of 1933, or unless, in the opinion of Parent's counsel or counsel satisfactory to Parent, such registration is not required. A legend confirming the foregoing shall be prominently affixed to each certificate evidencing the Parent Shares.

4.   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to Company, each to its Knowledge, that the statements contained in this Section 4 are correct and complete as of
the date of this Agreement           and will be correct and complete as of
the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the various filings made by the Parent with the Securities and Exchange Commission or except as set forth on any schedule attached as part of Exhibit C hereto (the "Parent/Sub Disclosure Schedule").

     (a) Organization, Good Standing and Qualification. Each of Parent and Sub is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Nevada and State of Delaware, respectively. Each of Parent and Sub has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Each of Parent and Sub is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and in which failure to so qualify might reasonably be expected, individually, or in the aggregate, to have a Materially Adverse Effect.

     (b) Capitalization.

          (i) The authorized capital stock of the Parent, immediately prior to the Closing, is (A) 50,000,000 shares of common stock, $0.001 par value per share, of which 5,480,490 (the "Parent Shares") are issued and outstanding and
(B) 5,000,000 shares of preferred stock, $.001 par value per share, of which none is issued and outstanding. Except for warrants to issue an aggregate of 1,833,260 shares of common stock at a strike price of $0.85 per share (allows for cashless exercise) and for warrants to issue an aggregate of 1,291,615 shares of common stock at a strike price of $2.00 per share, there are no authorized or outstanding subscriptions, warrants, options, contracts, rights (pre-emptive or otherwise), puts, calls, exchangeable or convertible securities, commitments or demands of any character relating to any authorized and issued or unissued shares of the capital stock of the Parent or other instruments convertible into or exchangeable for such stock, or which obligate the Parent to seek authorization to issue additional shares of any class of stock or to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Parent or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement, other than created by virtue of this Agreement or the transactions contemplated hereby. The outstanding warrants of the Parent have a term of ten years commencing from the Closing Date and will be canceled in the event this Agreement is terminated without Closing.

          (ii) The Merger does not constitute and will not constitute an event under any capital stock or convertible security or any anti-dilution or similar provision of any agreement to which Parent or Sub is a party or by which it is bound or affected, which shall either increase the number of shares or units of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share or unit of capital stock to be received by Parent or by Sub upon such conversion or exercise.

     (c) Authorization; Binding Obligations. Each of the Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Parent and Sub. No ratification or other approval by the shareholders of Parent is required to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent and Sub and constitutes the valid and binding obligation of each of the Parent and Sub enforceable against the Parent and Sub in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) No Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Sub are subject or any provision of the charter or bylaws of Parent or Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parent or Sub is a party or by which Parent or Sub is bound or to which any of Parent or Sub's assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Other than in connection with the provisions of the any applicable state law, neither Parent nor Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) SEC Documents. As of the dates when filed and of the Closing, each Annual Report, Quarterly Report and each other document filed with the Securities and Exchange Commission ("SEC") pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (other than any document which is not deemed to be filed under applicable SEC rules and regulations) (collectively, "SEC Documents") does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.

     (f) Financial Statements. The Parent has delivered to Company, which are included in the Parent's SEC Documents, its audited Statement of Operations and Balance Sheets for the fiscal year ended December 31, 2003 and unaudited statement of operations and balance sheets for the nine-month period ended September 30, 2004 (collectively, the "Parent Financial Statements"). The Parent Financial Statements are in accordance with the books and records of the Parent, are complete and correct in all material respects, and present fairly the financial condition and position of Parent for the periods covered and as of September 30, 2004 (the "Parent Statement Date"), and other dates therein specified and the results of its operations for the periods therein specified. The Parent Financial Statements have been audited by an independent accountant and the Parent Financial Statements are prepared in accordance with GAAP.

     (g) No Undisclosed Liabilities. Neither Parent nor Sub has any obligations or liabilities that are not disclosed or reflected in the Parent Financial Statements, except current liabilities incurred, and obligations entered into, in the Ordinary Course of Business subsequent to the Company Statement Date.

     (h) No Assets and No Liabilities. Except as may be contemplated by this Agreement, as of the Closing Date Parent shall have no operating assets and no liabilities.

     (i) Compliance with Other Instruments. Parent and Sub are not in violation or default of any term of their respective Articles or Certificate of Incorporation or their respective By-laws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any statute, rule or regulation applicable to Parent or Sub. The execution and delivery of and compliance with this Agreement pursuant hereto will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation (including, but not limited to, any increase in payments due to any entity or person) or loss of any benefit under (i) any provision of the Articles or Certificate of Incorporation or By-laws of the Parent or Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or any of its properties or assets.

     (j) Offering Valid. The Merger Consideration will be restricted securities. The Merger Consideration, as of the Effective Time, (i) will have been duly authorized and validly issued to Company Shareholders and (ii) will be fully paid and nonassessable and will be free of any liens or encumbrances.

     (k) Sub Formed for the Purpose of this Transaction. Sub was formed solely for the purpose of engaging in the transaction contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transaction contemplated hereby. Any and all outstanding Sub capital stock has been validly authorized and issued. All of the issued and outstanding shares of capital stock of Sub are owned of record or beneficially by Parent free and clear of any Liens.

     (l) Compliance with Laws; Governmental Consents; Permits. Neither Parent nor Sub is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which alone or together with any other violations would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Merger except for (i) the filing of the Certificates of Merger, together with the required officers' certificates;
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Parent or Sub and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     (m) Litigation. There is no action, suit, arbitration, audit or other proceeding or investigation pending, or to Parent's knowledge, threatened against Parent or any of its properties or any of its officers or directors (in their capacity as such) before any agency, court or tribunal, foreign or domestic. Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     (n) Tax Returns and Payments.

          (i) For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes imposed by any governmental authority, including, but not limited to, income, capital gains, license, gross receipts, net worth, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines costs and assessments.

          (ii) Parent has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by Parent and has paid all Taxes due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). All Tax Returns filed by Parent are true, complete and correct in all material respects. No deficiency in Taxes for any period has been asserted by any taxing authority that remains unpaid at the date hereof. No written inquiries or notices have been received by Parent from a taxing authority with respect to possible claims for Taxes which have not been resolved prior to the date hereof. There are no liens for Taxes on any of the assets of Parent or any of the shares of stock of Parent. No Tax Return of Parent has ever been audited. There is no liability for any Tax to be imposed upon Parent's properties or assets as of the date of this Agreement that is not adequately provided for. Parent has withheld and, except for amounts not yet due, paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee. Parent has properly classified its service providers as independent contractors for tax purposes.

     (o) Employment Matters.

          (i) To the Knowledge of Parent, Parent is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, alien employment and hiring, and is not engaged in any unfair labor practice.

          (ii) Parent has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to Parent's Knowledge, threatened with respect to Parent. No employee has any agreement or contract, written or verbal, regarding such employee's continued employment by Parent. As of the Closing, Parent will not be a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other material employee compensation plan or agreement. To the Knowledge of Parent, no employee of Parent, nor any consultant with whom Parent has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Parent because of the nature of the business to be conducted by Parent; and the continued employment by Parent of its present employees, and the performance of Parent's contracts with its independent contractors, will not result in any such violation. Parent has not received any notice alleging that any such violation has occurred.

     (p) Registration Rights. Except for the warrants described under paragraph 4.(b)(i) above, which have "piggyback" registration rights, Parent is currently not under any obligation, and has not granted any rights, to register any of Parent's presently outstanding securities with the SEC under the Securities Act.

     (q) Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Parent, (ii) materially increase any benefits otherwise payable by Parent to its employees, agents, consultants and directors, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (r) Books and Records; Organizational Documents. The minute books and stock record books and other similar records of Parent and Sub have been provided or made available to Company or its counsel before the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with reasonable and consistent business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of Parent and Sub from the date of Parent and Sub's incorporation through the date hereof. Parent and Sub have, before the execution of this Agreement, delivered to Company true and complete copies of its Certificate of Incorporation and Bylaws, both as amended through the date hereof. Parent and Sub are not in violation of any provision of its Certificate of Incorporation or Bylaws.

     (s) Representations Complete. None of the representations or warranties made by the Parent and the Sub herein or in the Parent/Sub Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. Each of the Parties will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents referred to in Section 3 and Section 4 above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and Company will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3 and Section 4 above. Without limiting the generality of the foregoing:

          (i) Compliance with Securities Laws. The parties shall endeavor to comply with applicable federal securities laws regarding the transactions contemplated by this Agreement including the timely filing of a Current Report on Form 8-K 12g-3. following the Closing Date.

          (ii) Compliance with Delaware General Corporation Law. Company will cause a majority in interest of its shareholders to approve and adopt this Agreement and the approval of the Merger in accordance with the Delaware corporation law to be effective concurrently with the execution of this Agreement.

     (d) Operation of Business. The Parties hereto will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (e) Full Access. The Parties will (and will cause each of its Subsidiaries to) permit representatives of the Parties (including legal counsel and accountants) to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each Party. Parent acknowledges that it has had the opportunity to review the PPM and to make such further inquiries of Company concerning its business, operations and prospects as Parent deemed to be appropriate. Company acknowledges that it has had the opportunity to review filings made by the Parent with the SEC, with the State of Nevada and with the Nasdaq Bulletin Board and to make such further inquiries of the Parent concerning its business, operations and prospects as Company deemed appropriate. The Parties will treat and hold as such any Confidential Information it receives from another Party in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the disclosing Party all tangible embodiments (and all copies) thereof which are in its possession.

     (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.

     (g) Exclusivity. The Parties will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to a transaction similar to the transactions contemplated herein (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, the Parties and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Parties shall notify the other Parties immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h) "Quiet Period".   For at least ninety (90) days from the Closing Date
the Parties will limit public press releases to the type information that a company in the registration process with the SEC can disseminate so that promotional types of releases are avoided during this period.

          (i) Stock Option Plan. The Parties intend that Parent shall adopt and cause shareholders to ratify and approve a stock option plan for the benefit of, and to provide further incentives to, employees, directors and other service providers of Company and that this stock option plan will contain "evergreen provisions" deemed appropriate and beneficial by the boards of directors of Parent and Company.

6.   Conditions to Obligation to Close.

     (a) Conditions to Parent's Obligation. The obligation of Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Company Stockholder Approval;

          (ii) Company and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above;

          (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

          (iv) Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Company shall have performed and complied with all of such covenants in all respects through the Closing;

          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Company, or (D) affect adversely the right of any of the former Subsidiaries of Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vi) Company shall have delivered to Parent a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

          (vii) Company shall have received subscriptions under the PPM for gross proceeds of at least $3,000,000;

          (viii) all applicable waiting periods (and any extensions thereof) under the securities laws shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3 and Section 4 above; and

          (ix) all actions to be taken by Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Parent.

     Parent may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Company's Obligation. The obligation of Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) Parent and Sub shall have procured all of the third party consents specified in Section 5(b) above;

          (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

          (iii) Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Parent shall have performed and complied with all of such covenants in all respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Parent, or (D) affect adversely the right of any of the former Subsidiaries of Parent to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) Parent shall have delivered to Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

          (vi) Company shall have received subscriptions under the PPM for gross proceeds of at least $3,000,000 and such proceeds shall be ready for unconditional release to Company upon the execution of this Agreement;

          (vii) all applicable waiting periods (and any extensions thereof) under the securities laws shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3 and Section 4 above;

          (viii) all actions to be taken by Parent and Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Company;

          (ix) Company shall have received executed share purchase agreements and lock-up/leak-out agreements from certain principal stockholders of Parent as required by the Company (such lock-up/leak-out agreements shall be in form the same as approved by counsel for Parent and Company, and shall provide that any such holder of Parent common stock is permitted to sell a maximum of only one-twelfth (1/12) of holdings within every 30 day period) relating to at least ninety percent (90%) of the currently outstanding Parent common stock.

          (x) Parent shall have discharged all of its existing liabilities before or simultaneously with the Closing Date; and

          (xi) except as otherwise disclosed in writing, Company shall have received representations and warranties from Parent shareholders holding at least eighty five percent (85%) of Parent's unrestricted stock that such shareholders are not and will not act in concert or otherwise act as a group with respect to the sale of Parent stock.

     (c) Resignations and Appointment of Officers and Directors. Concurrent with the Closing, the officers and directors of the Parent and Sub shall resign and from and after the Effective Time, the officers and directors of the Parent shall be:

     Officers:

     Michael D. West, PhD, Chairman, President and Chief Scientific Officer William Caldwell, Chief Executive Officer

     Directors:
     Michael D. West, PhD
     William M. Caldwell
     Gregory A. Bonfiglio
     Robert Peabody
     Phongthep Chiaravanont

     The officers and directors of the Surviving Corporation shall be as constituted by Company. blahCompany may waive any condition specified in
Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) Parent may terminate this Agreement by giving written notice to Company at any time prior to the Effective Time (A) in the event Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified Company of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 18, 2005, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Parent breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) Company may terminate this Agreement by giving written notice to Parent at any time prior to the Effective Time (A) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Company has notified Parent of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 18, 2005, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Company breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive any such termination.

8.   General Provisions.

     (a) Press Releases and Public Announcements. Prior to the Closing, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Section 2 above concerning issuance of the Parent Shares are intended for the benefit of Company Stockholders.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (e) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

     If to Parent or Sub, to:
     A.C.T. Holdings, Inc.
     9005 Cobble Canyon Lane
     Sandy, Utah 84093
     Attention: David C. Merrell
     Facsimile: 801-453-1111


     If to Company to:

     Advanced Cell Technology, Inc.
     One Innovation Drive
     Worcester, Massachusetts 01605
     Attention: Michael D. West
     Facsimile: (508) 756-0931

     With a copy to:

     Deron M. Colby, Esq.
     Abrams Garfinkel Margolis Bergson, LLP
     4100 Newport Place
     Suite 830
     Newport Beach, California  92660
     Facsimile: (949) 250-8656

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any controversy over the terms and conditions of this Agreement shall be resolved in the appropriate court located in the County of Los Angeles, State of California. Each of the Parties specifically waives any right to argue lack of jurisdiction or inconvenient forum.

     (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Indemnification. From and after the Closing Date, David C. Merrell in his individual capacity, shall indemnify and hold harmless each and every other party to this Agreement, jointly and severally, and (if any) each other party's respective successors and assigns, and their respective officers, directors, employees, stockholders, agents, affiliates and any person who controls any of such persons within the meaning of the Securities Act or the Securities Exchange Act of 1934 (each, an "Indemnified Person") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Person in connection therewith, including consequential and punitive damages) (collectively, "Damages") that such Indemnified Person may sustain, suffer or incur and that result from, arise out of or relate to any action or omission of the Parent through Closing Date or that result from a material breach of any of the respective representations, warranties, covenants or agreements of Parent contained in this Agreement. For the purposes hereunder "a material breach" shall be one that results in Damages of at least $5,000. The indemnity provisions set forth in this Section 8(ln), shall survive the Closing and continue for one year.

     Any Indemnified Person who desires to seek indemnification under any part of this Section 8(ln) shall give written notice in accordance with this section in reasonable detail (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") and to the Company's corporate counsel. Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Person shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within sixty (60) days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response in accordance with the terms hereof or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

     If any Indemnitor shall be obligated to indemnify an Indemnified Person pursuant to this section, such Indemnitor shall pay to such Indemnified Person the amount to which such Indemnified Person shall be entitled within fifteen
(15) Business Days after (i) a disputed claim is determined in favor of the Indemnified Person pursuant to this section of this Agreement, or (ii) the Response Period has expired without a response which satisfies the provisions of this section from an Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Person interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate plus five percent (5%).

     An Indemnified Person that desires to seek indemnification under any part of this section with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Person, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Person; provided, however, that such Indemnified Person shall have the right to participate, at its own expense, in the defense of such Action; and provided, further, that the Indemnified Person shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor (which consent shall not be unreasonably withheld). Any failure to give prompt notice under this section shall not bar an Indemnified Party's right to claim indemnification under this section, except to the extent that an Indemnitor shall have been harmed by such failure.

     Any claim by any party for indemnification shall not be adversely affected by any investigation by, or opportunity to, investigate afforded to any such person, nor shall such a claim be adversely affected by any such person's knowledge on or before the Closing Date of any breach or of any state of facts that may give rise to such a breach. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of, or compliance with, any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

     Nothing herein shall be deemed to prevent an Indemnified Person from making a claim hereunder for potential or contingent claims or demands (a "Contingent Claim") provided the Claim Notice sets forth the specific basis for any such Contingent Claim to the extent then feasible and the Indemnified Person has reasonable grounds to believe that such a claim may be made.

     The indemnification rights under this section are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this section.

     (o) Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other Party to fulfill its obligations under this Agreement and the transactions contemplated hereby, including, but not limited to, all reporting obligations. Each Party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the transactions contemplated herein.

          [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Parent, Sub and Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                    A.C.T. HOLDINGS, INC.,
                                    a Nevada corporation


                                    By:
                                    Name: David C. Merrell
                                    Title:   President


                                    A.C.T. ACQUISITION CORP., INC.,
                                    a Delaware corporation


                                    By:
                                    Name:  David C. Merrell
                                    Title:    President



                                    DAVID C. MERRELL


                                    ADVANCED CELL TECHNOLOGY, INC.,
                                    a Delaware corporation


                                    By:
                                    Name: Michael D. West
                                    Title:   President, Chairman &
                                    Chief Executive Officer

                                   EXHIBITS

Exhibit A Certificate of Merger

Exhibit B PPM, including PPM Supplement--Disclosure Schedule of Advanced Cell Technology, Inc.

Exhibit C SEC Filings--Disclosure Schedule of A.C.T. Holdings, Inc.